Exhibit 99.1
FOR IMMEDIATE RELEASE
Ultimate Software Reports Q3 2006 Financial Results
Produces $5.1 Million in New Annual Recurring Revenues, Increases Recurring Revenues
by 27% and Total Revenues by 30%
Weston, FL, October 24, 2006— Ultimate Software (Nasdaq: ULTI), a leading provider of end-to-end strategic human resources, payroll, and talent management solutions, announced today financial results for its third quarter of 2006. For the quarter ended September 30, 2006, the Company reported $28.8 million in total revenues, a 30% increase compared with the third quarter of 2005. Recurring revenues increased 27% to $16.5 million. License revenues were $2.9 million and services revenues were $9.4 million for the third quarter of 2006. GAAP net income for the third quarter of 2006 was $1.3 million, or $0.05 per diluted share, versus GAAP net income of $0.7 million, or $0.03 per diluted share for the third quarter of 2005. Excluding stock-based compensation, non-GAAP net income for the third quarter of 2006 was $2.7 million, or $0.10 per diluted share.
New annual recurring revenues (ARR) were $5.1 million for the third quarter of 2006, a 28% increase over the third quarter of 2005. (See Financial Highlights below for definition.)
“We’re pleased with our solid third quarter performance in all areas and, in particular, with the continuing popularity of Intersourcing, our software-as-a-service model, and the increased percentage of our new customers purchasing add-on products in addition to our core UltiPro solution (“attach rate”) that contributed to driving the revenue up on a per employee per month basis,” said Scott Scherr, CEO, president, and founder of Ultimate Software.
“Earlier this month, we completed two acquisitions that we expect will take the talent management capabilities of our UltiPro product suite to the next level. First, we acquired from First Advantage, one of Ultimate Software’s customers, the rights to the source code for the integrated online recruitment solution that we’ve provided our customers since April 2005 and which had a 50 percent attach rate to new business in the third quarter this year. The second was our acquisition of RTIX, a United Kingdom company that developed the performance management solution that we’ve offered our customers since February 2006 and which had a 30 percent attach rate this past quarter,” added Scherr. (See Business Highlights below for more detail.)
Ultimate Software’s financial results teleconference will be held today, October 24, 2006, at 5:00 p.m. Eastern Time, via World Investor Link at http://www.vcall.com/IC/CEPage.asp?ID=110092. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance may be discussed during the teleconference call.
Financial Highlights
•	New annual recurring revenues attributable to sales during the third quarter of 2006 were $5.1 million compared with $4.0 million from the third quarter of 2005. New annual recurring revenues represent the expected one-year value from (i) new Intersourcing sales (including prorated one-time charges); (ii) maintenance revenues related to new license sales; (iii) recurring revenues from new business service providers; and (iv) recurring revenues from additional sales to Ultimate Software’s existing client base.

•	Recurring revenues — consisting of maintenance revenues, Intersourcing revenues from our hosted offering of UltiPro, and subscription revenues from per-employee-per-month fees generated by business service providers — grew by 27% for the third quarter of 2006 compared with the same quarter of 2005. Intersourcing revenues and, to a lesser extent, maintenance revenues, were the principal factors in the year-over-year growth in recurring revenues.
•	During the three and nine months ended September 30, 2006, the Company repurchased a total of $6.0 million and $9.8 million, respectively, of its Common Stock under its stock repurchase plan approved by its board of directors in 2000. As of September 30, 2006, the Company had a total of 709,437 shares of treasury stock as compared to 257,647 shares held at December 31, 2005, representing an increase of 451,790 shares of treasury stock for the nine-month period.
•	For the three and nine months ended September 30, 2006, net cash flows from operations were $3.1 million and $10.3 million, respectively, as compared to $2.7 million and $2.6 million, respectively, for the same periods of 2005.
Business Highlights
•	In October 2006, the Company acquired 100% of the common stock of RTIX Ltd., a United Kingdom company, and its wholly-owned U.S. subsidiary, RTIX Americas (collectively, “RTIX”). RTIX developed the performance management/appraisals solution that Ultimate Software has offered its customers since February 2006.
•	In October 2006, the Company acquired the rights to the source code from First Advantage Corporation for its third-party recruitment product, the integrated online recruitment/talent acquisition solution that Ultimate Software has offered its customers since April 2005 (“Recruitment”). First Advantage previously acquired the company (RecruiterNet Inc.) that developed the recruitment product known as Projectix, which was the basis for Ultimate Software’s Recruitment offering. First Advantage is one of Ultimate Software’s existing UltiPro customers.
Financial Outlook
Ultimate Software is providing preliminary guidance for 2007, as follows:
•	increase new annual recurring revenues (ARR) generated in 2007 by approximately 25% over those produced in 2006,
•	grow recurring revenues by 29% to 32% in 2007 compared with those in 2006,
•	increase total revenues by 24% to 27% in 2007 compared with 2006, and
•	produce operating margins between 13% and 16%.
Operating margin expectations do not include the impact of non-cash equity-based compensation expense recognized under Statement of Financial Accounting Standard No. 123R, “Accounting for Share-Based Payments,” or the impact of the non-cash amortization of the intangible assets resulting from the RTIX acquisition, which the Company includes in its GAAP financial results.

Forward-Looking Statement
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements, including Ultimate Software’s financial outlook for 2007 (discussed above), involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Ultimate Software believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management of the Company uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.
To compensate for these limitations, the Company presents its non-GAAP financial measures in connection with its GAAP financial measures in connection with its GAAP results. Ultimate Software strongly urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Reconciliation of Unaudited Condensed Consolidated Statements of Operations to Non-GAAP Unaudited Condensed Consolidated Statement of Operations”) and not to rely on any single financial measure to evaluate its business.
Ultimate Software presents the following non-GAAP financial measures in this press release: non-GAAP operating margins, non-GAAP net income and non-GAAP net income per share. We exclude the following item from each of these non-GAAP financial measures:
Stock-based compensation. As required, the Company adopted SFAS 123(R) during the first quarter of 2006. Stock-based compensation, including the impact of the newly adopted SFAS 123(R) and restricted stock amortization, was $1.4 million for the three months ended September 30, 2006 and $4.1 million for the nine months ended September 30, 2006. Stock-based compensation expenses are excluded in the non-GAAP financial measures because they are non-cash expenses that the Company does not consider part of ongoing operations when assessing its financial performance. Such exclusion also provides a better comparison of results for fiscal 2006 and the Company’s business outlook for future periods with results for periods prior to 2006, which did not include stock-based compensation (except for a nominal amount related to options granted to certain members of the Board for Board-related services that were recorded in accordance with APB Opinion No. 25). The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.
About Ultimate Software
A leading provider of end-to-end, strategic human resources, payroll and talent management solutions, Ultimate Software markets its award-winning UltiPro products as licensed software and as on-demand services through Intersourcing. Employing more than 600 professionals who are focused on developing the highest quality products and services, Ultimate Software was positioned in the Leaders quadrant of Gartner, Inc.’s “Magic Quadrant for U.S. Midmarket Human Resource Management Systems, 2006” and as a Leader in Forrester Research Inc.’s 2006 U.S. Midmarket HR solutions Wave ranking. Ultimate Software was also named the 2005 Payroll Provider of the Year by the Human Resources Outsourcing Association and ranked #3 on the 2006 Top 25 Best Medium-Sized Companies to Work for in America list by the Great Place to Work Institute. Also in 2006, Ultimate Software won two customer service awards, one from American Business Awards as the Best Customer Service Organization and the other a first-place SSPA STAR Award from Service & Support Professionals Association. Ultimate Software customers represent diverse industries and include such organizations as The Container Store, Elizabeth Arden, The Florida Marlins Baseball Team, The New York Yankees Baseball Team, Nintendo of America, Ruth’s Chris Steak House, and SkyWest Airlines. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com.
UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:	Mitchell K. Dauerman Chief Financial Officer and Investor Relations Phone: 954-331-7369 E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2006 (1)	2005 (1)	2006 (1)	2005 (1)
Revenues:
Recurring	$16,487	$12,956	$46,456	$36,685
Services	9,410	6,484	25,972	19,049
License	2,882	2,746	9,340	7,909

Total revenues	28,779	22,186	81,768	63,643

Cost of revenues:
Recurring	4,602	3,588	13,040	10,024
Services	7,287	5,171	20,655	14,991
License	319	165	966	464

Total cost of revenues	12,208	8,924	34,661	25,479

Gross Profit	16,571	13,262	47,107	38,164

Operating expenses:
Sales and marketing	7,222	5,523	21,711	15,980
Research and development	5,887	5,251	16,533	15,238
General and administrative	2,526	1,945	7,524	5,701

Total operating expenses	15,635	12,719	45,768	36,919

Operating income	936	543	1,339	1,245
Interest expense	(52)	(65)	(152)	(181)
Interest and other income	419	223	1,148	526

Net income	$1,303	$701	$2,335	$1,590

Net income per share:
Basic	$0.05	$0.03	$0.10	$0.07

Diluted	$0.05	$0.03	$0.09	$0.06

Weighted average shares outstanding:
Basic	24,130	23,229	23,713	22,899

Diluted	27,030	26,566	26,891	26,112

Non-GAAP Financial Results (See “Use of Non-GAAP Financial Information”) (1):
Non-GAAP operating margin	$2,351	$614	$5,467	$1,401
Non-GAAP net income	2,718	772	6,463	1,746
Non-GAAP net income per share:
Basic	$0.11	$0.03	$0.27	$0.08

Diluted	$0.10	$0.03	$0.24	$0.07

(1)	Net income for the three and nine months ended September 30, 2006 included stock-based compensation of $1.4 million and $4.1 million, respectively, which included the impact of adopting SFAS 123(R) effective January 1, 2006 and, to a lesser extent, options granted to certain members of the Board of Directors as payment for Board-related services recorded in accordance with SFAS 123(R) and the issuance of restricted stock awards and stock units. Net income for the three and nine months ended September 30, 2005 included stock-based compensation related to options granted to certain members of the Board for Board-related Services recorded in accordance with APB Opinion No. 25.

     The following table sets forth the stock-based compensation expense resulting from share-based arrangements that is recorded in the Company’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Cost of recurring revenues	$89	$—	$289	$—
Cost of service revenues	157	—	605	—
Cost of license revenues	1	—	5	—
Sales and marketing	788	32	2,035	44
Research and development	117	—	413	—
General and administrative	263	$39	781	$112

Total non-cash stock-based compensation expense	$1,415	$71	$4,128	$156

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	As of	As of
	September 30,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$14,310	$17,731
Accounts receivable, net	20,589	18,126
Short-term investments in marketable securities	16,389	14,422
Prepaid expenses and other current assets	7,263	5,526

Total current assets	58,551	55,805

Property and equipment, net	12,476	10,026
Capitalized software, net	1,522	238
Long-term investments in marketable securities	1,199	613
Other assets, net	5,143	2,899

Total assets	$78,891	$69,581

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,803	$2,613
Accrued expenses	7,011	6,406
Current portion of deferred revenue	31,832	29,385
Current portion of capital lease obligations	1,362	1,393
Current portion of long-term debt	505	338

Total current liabilities	44,513	40,135

Deferred revenue, net of current portion	5,340	3,646
Deferred rent	1,025	426
Capital lease obligations, net of current portion	1,183	966
Long-term debt, net of current portion	319	862

Total liabilities	52,380	46,035

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	248	238
Additional paid-in capital	120,629	110,245
Accumulated other comprehensive income (loss)	2	(31)
Accumulated deficit	(83,517)	(85,852)

	37,362	24,600
Treasury Stock, at cost	(10,851)	(1,054)

Total stockholders’ equity	26,511	23,546

Total liabilities and stockholders’ equity	$78,891	$69,581

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Nine Months
	Ended September 30,
	2006	2005
Cash flows from operating activities:
Net income	$2,335	$1,590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,727	3,326
Provision for doubtful accounts	873	489
Non-cash stock-based compensation expense	4,128	156
Changes in operating assets and liabilities:
Accounts receivable	(3,336)	(1,957)
Prepaid expenses and other current assets	(1,737)	(1,572)
Other assets	(2,244)	(488)
Accounts payable	1,190	81
Accrued expenses and other long term liabilities	1,204	(623)
Deferred revenue	4,141	1,608

Net cash provided by operating activities	10,281	2,610

Cash flows from investing activities:
Purchases of marketable securities	(17,903)	(13,302)
Maturities of marketable securities	15,383	12,770
Capitalized software	(1,273)	—
Purchases of property and equipment	(4,725)	(2,429)

Net cash used in investing activities	(8,518)	(2,961)

Cash flows from financing activities:
Repurchases of Common Stock	(9,797)	—
Principal payments on capital lease obligations	(1,247)	(939)
Net payments on long-term debt	(376)	334
Net proceeds from issuances of Common Stock	6,236	4,537

Net cash (used in) provided by financing activities	(5,184)	3,932

Net (decrease) increase in cash and cash equivalents	(3,421)	3,581
Cash and cash equivalents, beginning of period	17,731	14,766

Cash and cash equivalents, end of period	$14,310	$18,347

Supplemental disclosure of cash flow information:
Cash paid for interest	$79	$82

Supplemental disclosure of non-cash financing activities:
- The Company entered into capital lease obligations to acquire new equipment totaling $1,433 and $1,706 for the nine months ended September 30, 2006 and 2005, respectively.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Historical Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Non-GAAP operating margin reconciliation:
Operating margin	$936	$543	$1,339	$1,245
Operating margin as a % of total revenue	3%	2%	2%	2%
Add back:
Effect of stock-based compensation	1,415	71	4,128	156

Non-GAAP operating margin	$2,351	$614	$5,467	$1,401

Non-GAAP operating margin as a % of total revenue	8%	3%	7%	2%

Non-GAAP net income reconciliation:
Net income	$1,303	$701	$2,335	$1,590
Add back:
Stock-based compensation	1,415	71	4,128	156

Non-GAAP net income	$2,718	$772	$6,463	$1,746

Non-GAAP diluted net income per share reconciliation:
Net income per share	$0.05	$0.03	$0.09	$0.06
Add back:
Effect of stock-based compensation on net income per share	0.05	—	0.15	0.01

Non-GAAP net income per share	$0.10	$0.03	$0.24	$0.07

Shares used in calculation of basic and diluted GAAP and non-GAAP net income per share:
Basic	24,130	23,229	23,713	22,899

Diluted	27,030	26,566	26,891	26,112